Exhibit 99.1

40 Enterprise Boulevard
PO Box 9300
Bozeman, MT 59718-9300
406.522.4200 P
406.522.4227 F

FOR IMMEDIATE RELEASE

For Further Information, Contact:
Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Katie O’Connell
The Blueshirt Group	RightNow Technologies
415.217.7722	925.674.1487 Desk
todd@blueshirtgroup.com	510.304.3707 Cell
stacie@blueshirtgroup.com	koconnell@rightnow.com

RIGHTNOW TECHNOLOGIES REPORTS

THIRD QUARTER 2006 FINANCIAL RESULTS

BOZEMAN, MONT. (October 25, 2006)—RightNow® Technologies, Inc. (NASDAQ: RNOW), today announced results for the third quarter ended September 30, 2006.  RightNow reported its 35th consecutive quarter of revenue growth, with third quarter consolidated revenue of $30.1 million, an increase of 30 percent from the third quarter of 2005.

The net loss in the third quarter of 2006 was $(0.5) million or $(0.02) per diluted share, compared to net income of $2.3 million, or $0.07 per diluted share, in the third quarter of 2005.   Third quarter 2006 non-GAAP net income per diluted share was $0.02, which excludes stock-based compensation charges of $1.1 million.

Revenue for the nine month period ended September 30, 2006 was $81.6 million, or 30 percent more than the comparable 2005 period.  The net loss for the nine months ended September 30, 2006 was $(2.7) million, or $(0.08) per diluted share, as compared to net income of $4.7 million, or $0.14 per diluted share, for the nine months ended September 30, 2005.  Results for the nine months ended September 30, 2006 include $(0.11) per diluted share of stock-based compensation charges.

RightNow added more than 80 new customers and handled more than 260 million customer interactions during the third quarter.  New, renewed and expanded customer relationships during the third quarter of 2006 included the Assessments and Qualifications Alliance, eHarmony, EPA Office of Environmental Education, Group Health Cooperative, Minnesota State Colleges and Universities, MTD Products, Northrup Grumman, T-Mobile Austria, and YP.com.

“The third quarter was an outstanding quarter for RightNow across many accounts,” stated Greg Gianforte, founder and CEO.  “Solid execution in our public sector business and with large enterprises drove record bookings and our 35th consecutive quarter of revenue growth.  During the quarter, we held our largest ever users’ conference where we launched RightNow 8 and received overwhelmingly positive customer reviews.  Our track record of success and high customer satisfaction demonstrates that we continue to set the standard for mission critical On Demand CRM.”

Susan Carstensen, CFO, added, “Record bookings of $45.5 million in the third quarter bring our year-to-date bookings to $116 million, or 51% more than the similar period last year.  Our deferred revenue balance topped $100 million for the first time, and our 2006 year-to-date cash from operations of $22.7 million is more than double that of the comparable 2005 period.”

Guidance

•                  For the fourth quarter of 2006, revenue is anticipated to be in the range of $31 to $31.5 million.  The fourth quarter net income (loss) per diluted share is expected to be in the range of $(0.02) to $0.00 cents.  Excluding the effect of stock-based compensation, fourth quarter non-GAAP net income per diluted share is expected to be in the range of $0.02 to $0.04 cents.  These forecasts result in full year 2006 revenue guidance in the range of approximately $113 million, net (loss) per share in the range of $(0.10) to $(0.08) and non-GAAP net income per diluted share in the range of $0.05 to $0.07.

•                  For the full year 2007, the Company expects revenue in the range of $143 to $148 million.  The Company expects recurring revenue to grow approximately 40 percent.  Perpetual license revenue in absolute dollars is expected to decrease and is expected to make up approximately 14 to 17 percent of total revenue.  Net income per share is expected to be in the range of $0.11 to $0.16 cents.  Excluding the effect of stock-based compensation, non-GAAP net income per diluted share for the year is expected to be in the range of $0.30 to $0.35 cents. The Company intends to further discuss its guidance and anticipated business model and related changes in today’s conference call.

Quarterly Conference Call

RightNow Technologies will discuss its quarterly results via teleconference at 4:30 p.m. (ET)/2:30 p.m. (MT) today, October 25, 2006. To access the call, please dial (800) 289-0572, at least five minutes prior to the start time.  An audio webcast of the call will also be available at www.shareholder.com/rnow/medialist.cfm.  A replay of today’s conference call will be available on the company Web site at www.shareholder.com/rnow/, under the Investor Webcasts menu, from 5:30 p.m. (MT) on October 25, 2006 until 10:00 p.m. (MT) November 8, 2006.   You may also access a replay of today’s call by dialing (719) 457-0820 or (888) 203-1112 with the replay passcode 7149272.

About RightNow Technologies, Inc.

RightNow (NASDAQ: RNOW) is leading the industry beyond CRM to high-impact Customer Experience Management solutions.  More than 1,700 companies around the world turn to RightNow to drive a superior customer experience across the frontlines of their business.  As a win on service strategy becomes a business imperative, experience management solutions are increasingly recognized as a core driver of business success. Founded in 1997, RightNow is headquartered in Bozeman, Montana, with additional offices in North America, Europe and Asia.  For further information, please visit www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of the NASDAQ Global Market.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our business model; our ability to develop or acquire, and gain market acceptance for new products in a cost-effective and timely manner; the timing and success of our RightNow 8 product release; the gain or loss of key customers; our ability to successfully retain customers of Salesnet, Inc. and to integrate Salesnet’s products and processes following our recent acquisition of that company; competitive pressures; our ability to expand operations; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and our ability to expand, retain and motivate our employees and manage our growth.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  The forward-looking statements in this release speak only as of the date they are made.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

FRNOW

RightNow Technologies, Inc.

Consolidated Balance Sheets

(In thousands) (Unaudited)

	Sep 30,	Dec 31,
	2006	2005
Assets
Cash and cash equivalents	$38,114	$40,874
Short-term investments	36,906	23,314

Accounts receivable	25,347	25,462
Term receivables, current	22,587	15,376
Allowance for doubtful accounts	(3,225)	(2,209)
Net receivables	44,709	38,629
Prepaid & other current assets	2,874	1,993
Total current assets	122,603	104,810

Property and equipment, net	8,470	6,451
Term receivables, non-current	22,193	10,697
Intangible assets, net	9,187	1,487
Other	115	231
Total Assets	$162,568	$123,676

Liabilities and Stockholders’ Equity
Accounts payable	$2,420	$2,308
Commissions and bonuses payable	4,001	2,910
Other accrued liabilities	6,171	5,733
Current portion of long-term debt	35	30
Current portion of deferred revenue	59,218	48,673
Total current liabilities	71,845	59,654

Long-term debt, less current portion	113	117
Deferred revenue, net of current portion	43,402	19,250

Stockholders’ equity:
Common stock	32	32
Additional paid-in capital	83,428	78,312
Accumulated other comprehensive loss	(250)	(401)
Accumulated deficit	(36,002)	(33,288)
Total stockholders’ equity	47,208	44,655
Total Liabilities Stockholders’ Equity	$162,568	$123,676

RightNow Technologies, Inc.

Consolidated Operating Statements

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Revenue:
Software, hosting and support	$23,754	$18,005	$63,700	$48,743
Professional services	6,334	5,149	17,927	13,831
Total revenue	30,088	23,154	81,627	62,574

Cost of revenue:
Software, hosting and support	3,667	2,253	9,597	6,593
Professional services	4,969	3,026	14,014	8,601
Total cost of revenue	8,636	5,279	23,611	15,194

Gross profit	21,452	17,875	58,016	47,380

Operating expenses:
Sales and marketing	16,535	11,248	45,113	31,262
Research and development	3,740	2,937	10,346	7,524
General and administrative	2,333	1,627	7,098	4,623
Total operating expenses	22,608	15,812	62,557	43,409

Income (loss) from operations	(1,156)	2,063	(4,541)	3,971

Interest and other income, net	740	440	2,180	1,063

Income (loss) before income taxes	(416)	2,503	(2,361)	5,034
Provision for income taxes	(103)	(160)	(353)	(331)
Net income (loss)	$(519)	$2,343	$(2,714)	$4,703

Net income (loss) per share:
Basic	$(0.02)	$0.08	$(0.08)	$0.16
Diluted	$(0.02)	$0.07	$(0.08)	$0.14

Shares used in the computation:
Basic	32,316	30,802	32,144	30,287
Diluted	32,316	33,667	32,144	33,541

Supplemental information of stock-based compensation expense included in:
Cost of software, hosting and support	$52	$—	$145	$—
Cost of professional services	124	—	358	—
Sales and marketing	529	—	1,430	—
Product development	230	—	622	—
General and administrative	179	—	1,020	—
Total stock-based compensation	$1,114	$—	$3,575	$—

RightNow Technologies, Inc.

Consolidated Statements of Cash Flow

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Operating activities:
Net income (loss)	$(519)	$2,343	$(2,714)	$4,703
Non-cash adjustments:
Depreciation and amortization	1,556	892	3,998	2,462
Stock-based compensation	1,114	—	3,575	—
Provision for losses on accounts receivable	292	216	51	260
Changes in operating accounts:
Receivables	(8,117)	(6,072)	(16,529)	(14,340)
Prepaid expenses	(225)	(609)	(384)	(586)
Accounts payable	(808)	(373)	(64)	405
Commissions and bonuses payable	932	807	967	732
Other accrued liabilities	392	1,444	201	2,023
Deferred revenue	15,184	6,523	33,509	15,283
Other	(8)	77	99	109
Cash provided by operating activities	9,793	5,248	22,709	11,051

Investing activities:
Net change in short-term investments	(1,638)	3,300	(13,527)	10,305
Acquisition of property and equipment	(1,020)	(1,124)	(4,930)	(3,272)
Business acquisitions	43	(11)	(8,688)	(1,023)
Other	—	(6)	(10)	(6)
Cash provided (used) by investing activities	(2,615)	2,159	(27,155)	6,004

Financing activities:
Proceeds from long-term debt	—	162	—	162
Proceeds from issuance of common stock	363	1,767	1,362	3,572
Payments on long-term debt	(9)	(8)	(23)	(8)
Cash provided by financing activities	354	1,921	1,339	3,726

Effect of foreign exchange rates on cash and cash equivalents	36	(26)	347	(131)

Increase (decrease) in cash and cash equivalents	7,568	9,302	(2,760)	20,650

Cash and cash equivalents at beginning of period	30,546	30,292	40,874	18,944
Cash and cash equivalents at end of period	$38,114	$39,594	$38,114	$39,594

RightNow Technologies, Inc.

Reconciliation of Non-GAAP Measurements

 (Amounts in thousands, except per share amounts) (Unaudited)

Diluted Earnings Per Share Reconciliation

	Three Months Ended Sep 30, 2006	Nine Months Ended Sep 30, 2006
Net (loss) as reported	$(519)	$(2,714)
Add stock-based compensation (“SBC”)	1,114	3,575
Net income (loss) before SBC	$595	$861

Diluted net (loss) per share, as reported	$(0.02)	$(0.08)
Diluted net income (loss) per share, before SBC	0.02	0.03

Diluted shares outstanding, as reported	32,316	32,144
Diluted shares outstanding, excluding the effect of SBC	33,926	33,953

Forward-Looking Guidance Reconciliation

	GAAP Guidance				Non-GAAP Guidance
	From	To	Adjustment		From	To
Fourth quarter ending December 31, 2006
Net income (loss)	$(600)	$100	$1,300	(a)	$700	$1,400
Diluted EPS	$(0.02)	$0.00			$0.02	$0.04
Diluted shares	32,500	34,300	1,800	(b)	34,300	34,300

Year ending December 31, 2006
Net income (loss)	$(3,300)	$(2,600)	$4,900	(a)	$1,600	$2,300
Diluted EPS	$(0.10)	$(0.08)			$0.05	$0.07
Diluted shares	32,300	32,300	1,800	(b)	34,100	34,100

Year ending December 31, 2007
Net income (loss)	$3,800	$5,800	$6,800	(a)	$10,600	$12,600
Diluted EPS	$0.11	$0.16			$0.30	$0.35
Diluted shares	35,500	35,500	—		35,500	35,500

(a) Estimated stock-based compensation expense to be recorded for the periods indicated in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payments, (“SFAS 123R”) which is effective for periods beginning January 1, 2006.  Periods prior to 2006 do not include stock-based compensation expense.

(b) Estimated adjustment for the dilutive effect of outstanding common stock equivalents.

About Non-GAAP Financial Measures

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

RightNow’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding RightNow’s operating results because they facilitate the comparison of results for future periods with results from past periods.  RightNow adopted SFAS 123R on January 1, 2006 using the modified prospective method.  Results of prior periods have not been restated to conform with the 2006 presentation.  We believe the calculation of diluted net income per share, calculated without stock-based compensation expense, provides a meaningful comparison to our diluted net income per share figures reported for 2005 and prior years.